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                                                                   Exhibit 10.10

                              AMENDMENT TO WARRANT


         THIS AMENDMENT, dated April 16, 2001, between VistaCare, Inc. (the "Company") and Banc of America Commercial Finance Corporation ("Holder") formerly known as NationsCredit Commercial Corporation;

                                   WITNESSETH:

         WHEREAS, the Company has issued to the Holder its Warrant, dated July 14, 1999 (the "Warrant"), to purchase 840,000 shares of Non-Voting Common Stock, par value $.01 per share, which warrant is presently exercisable for 500,000 such shares; and

         WHEREAS, the Company and the Holder wish to amend the Warrant, on the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment. (a) The Warrant is hereby amended by amending the first three sentences of Section 5.2 thereof to read as follows:

         "The Holder may, at any time and from time to time after July 1, 2002, demand a determination of the Redemption Price (a "Determination Notice") for purposes of this Section 5.2. Within 30 days after the receipt of any Determination Notice from the Holder, the Company shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within 30 days after receipt of notice of the Redemption Price the Holder may demand redemption of this Warrant, in whole or in part, at the Redemption Price by notice to the Company, payable on the 20th Business Day after receipt of such demand (any such date, the "Redemption Due Date") in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, without surrender of this Warrant, by wire transfer to any account in New York City specified by notice to the Company."

                  (b) The Warrant is hereby amended by deleting Section 5.5 thereof in its entirety.

         2. No Other Amendments. Except for the amendments expressly set forth and referred to above, the Warrant shall remain unchanged and in full force and effect.

         3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Georgia (without reference to principles of conflicts of law).
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               IN WITNESS WHEREOF, the parties have executed and delivered this
Warrant as of the date first above written.


                                        VISTACARE, INC.

                                        By:     /s/ David Daucher
                                             ------------------------------
                                        Title:  CFO

Agreed:

BANC OF AMERICA COMMERCIAL
FINANCE CORPORATION

By:    /s/ Robert J. Likos
   ---------------------------------
Title: Vice President


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